                                                                     EXHIBIT 8.1





                (WALLER LANSDEN DORTCH & DAVIS, PLLC LETTERHEAD)






                               December 20, 2001

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, TN  37027

         Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Province Healthcare Company (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), to which this opinion appears as
Exhibit 8.1, which includes the prospectus of the Company (the "Prospectus") relating to the offering by the selling security holders named therein (the "Offering") of the Company's 4 1/4% Convertible Subordinated Notes due 2008 (the "Notes") and the Common Stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Notes.

         In connection with our opinion, we have examined the Registration Statement and the Prospectus, each substantially in the form being filed with the Securities and Exchange Commission, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.

         This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions, and administrative determinations as currently in effect, all of which are subject to change, prospectively or retroactively, at any time. In addition, this opinion is based of the facts and circumstances set forth in the Registration Statement, the Prospectus and the other documents reviewed by us. Our opinion as to matters set forth herein could change with respect to any variation or difference in the facts and circumstances from those set forth in the above documents reviewed by us or any changes in the law subsequent to the date hereof. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof.

Province Healthcare Company
December 20, 2001
Page 2


         Based on and subject to the foregoing, and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal income tax matters set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement summarizes the material United States federal income tax consequences relevant to the Offering and to the purchase, ownership and disposition of the Notes and of the Common Stock into which the Notes may be converted. There can be no assurances that any opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ Waller Lansden Dortch & Davis, PLLC